EXHIBIT 10.1

                              REDEMPTION AGREEMENT

                                     BETWEEN

                       RECKSON OPERATING PARTNERSHIP, L.P.

                                       AND

                         RECKSON FS LIMITED PARTNERSHIP,

                                  AS TRANSFEROR

                                       AND

                          RECHLER EQUITY PARTNERS I LLC

                                  AS TRANSFEREE

                                      DATED

                               September 10, 2003



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                                TABLE OF CONTENTS

ARTICLES                                                                                         Page


ARTICLE I            DEFINITIONS...............................................................................1
         Section 1.1.        Definitions.......................................................................1
         Section 1.2.        Rules of Construction.............................................................6

ARTICLE II           REDEMPTION OF THE PARTNERSHIP INTERESTS...................................................7
         Section 2.1.        Redemption of the Partnership Interests...........................................7
         Section 2.2.        Properties........................................................................7
         Section 2.3.        Closing Deliveries................................................................9
         Section 2.4.        Deposit..........................................................................14
         Section 2.5.        Prorations.......................................................................17
         Section 2.6.        Transfer and Recordation Taxes; Responsibility for Recording.....................19
         Section 2.7.        Closing Expenses.................................................................19
         Section 2.8.        Tax Characterizations............................................................19

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF TRANSFEREE.............................................20
         Section 3.1.        Representations and Warranties by Transferee.....................................20
         Section 3.2.        Update of Representations and Warranties.........................................21

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.............................................21
         Section 4.1.        Representations and Warranties by Transferor.....................................21
         Section 4.2.        Update of Representations and Warranties.........................................22

ARTICLE V            LEASES; OPERATING COVENANT; PROPERTY MANAGEMENT..........................................22
         Section 5.1.        Leasing..........................................................................22
         Section 5.2.        Rent Arrearages..................................................................22
         Section 5.3.        Operations.......................................................................23
         Section 5.4.        Options..........................................................................23
         Section 5.5.        Employees........................................................................23
         Section 5.6.        Estoppels........................................................................24
         Section 5.7.        Further Covenants................................................................24
         Section 5.8.        Surveys..........................................................................24
         Section 5.9.        Financing........................................................................24
         Section 5.10.       No Competition...................................................................25
         Section 5.11.       Transition Services..............................................................25
         Section 5.12.       Inconsistent Actions.............................................................26

ARTICLE VI           CONDITIONS PRECEDENT.....................................................................26
         Section 6.1.        Conditions to Obligation of Transferee...........................................26
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         Section 6.2.        Conditions to Obligation of Transferor...........................................28
         Section 6.3.        Failure of Condition.............................................................29

ARTICLE VII          ADDITIONAL AGREEMENTS....................................................................30
         Section 7.1.        Transferee Access................................................................30
         Section 7.2         Casualty and Condemnation........................................................31
         Section 7.3.        Tax Certiorari Proceedings.......................................................31
         Section 7.4.        Tax Cooperation..................................................................32

ARTICLE VIII         TERMINATION; DEFAULT.....................................................................32
         Section 8.1.        Termination......................................................................32
         Section 8.2.        Termination by Reason of Default.................................................32

ARTICLE IX           INDEMNIFICATION..........................................................................34
         Section 9.1.        Transferor's Indemnity...........................................................34
         Section 9.2.        Transferee's Indemnity...........................................................34
         Section 9.3.        Definitions......................................................................35
         Section 9.4.        Survival.........................................................................35

ARTICLE X            NOTICES..................................................................................35
         Section 10.1.       Notices..........................................................................35

ARTICLE XI           MISCELLANEOUS PROVISIONS.................................................................36
         Section 11.1.       Severability.....................................................................36
         Section 11.2.       Amendment........................................................................36
         Section 11.3.       Waiver...........................................................................37
         Section 11.4.       Headings.........................................................................37
         Section 11.5.       Further Assurances...............................................................37
         Section 11.6.       Binding Effect; Assignment.......................................................37
         Section 11.7.       Prior Understandings; Integrated Agreement.......................................37
         Section 11.8.       Counterparts.....................................................................37
         Section 11.9.       Governing Law....................................................................37
         Section 11.10.      No Third-Party Beneficiaries.....................................................37
         Section 11.11.      Waiver of Trial by Jury..........................................................38
         Section 11.12.      Broker...........................................................................38
         Section 11.13.      Certain Tax Matters..............................................................38
         Section 11.14.      Substitution of Deposit..........................................................38

ARTICLE XII          SUBSTITUTION OF PROPERTY.................................................................38
         Section 12.1.       Substitution of Property.........................................................38
         Section 12.2        Adjustment.......................................................................39

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                              REDEMPTION AGREEMENT

         THIS AGREEMENT is entered into as of the 10th day of September, 2003, between RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("ROP"), and RECKSON FS LIMITED PARTNERSHIP, a Delaware limited partnership ("RFS"), each having an address c/o Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747 (ROP and RFS, collectively, "Transferor"), and RECHLER EQUITY PARTNERS I LLC, a Delaware limited liability company having an address at 225 Broadhollow Road, Melville, New York 11747 ("Transferee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Transferor and Transferee desire to effectuate the redemption of the Partnership Interests (as hereinafter defined) subject to and in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual premises herein set forth and other valuable consideration, the receipt of which is hereby acknowledged, Transferor and Transferee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Agreement" means this Redemption Agreement, including all Schedules and Exhibits, as the same may be amended, supplemented, restated or modified.

                  "Allocated Value" shall mean, with respect to a Property, the value ascribed to such Property on Exhibit K attached hereto (or in the case of any substituted Property under Article 12, the value ascribed to such Property on Exhibit K of the Purchase and Sale Agreement).

                  "Artwork License Agreement" has the meaning given that term in
Section 2.3(a).

                  "Assignable Proceeding" has the meaning given that term in
Section 7.3.


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                  "Assignment and Assumption of Contracts" has the meaning given that term in Section 2.3(a).

                  "Assignment and Assumption of Existing Debt" has the meaning given that term in Section 2.3(a).

                  "Assignment and Assumption of Leases" has the meaning given that term in Section 2.3(a).

                  "Assumed Liabilities" has the meaning given that term in
Section 9.3(a).

                  "Base Amount" has the meaning given that term in Section
8.2(b).

                  "Bi-County Mortgage" means that certain mortgage loan in the original principal amount of $5,100,000.00 from Fortis Benefits Insurance Company to 110 Bi-County Associates, L.P. secured by the Property known as 110 Bi-County Boulevard, Babylon, New York.

                  "Books and Records" has the meaning given that term in Section 2.2(xii).

                  "Business Day" means any day other than a Saturday, Sunday or day on which the banks in New York, New York are authorized or obligated by law to be closed.

                  "Business Plan" has the meaning given that term in Section 2.5(e)(ii)(A).

                  "Claim" means any claim, demand or legal proceeding.

                  "Closing" has the meaning given that term in Section 2.1(b).

                  "Closing Date" has the meaning given that term in Section 2.1(b).

                  "Code" has the meaning given that term in Section 2.8(a).

                  "Combined Portfolio" shall mean, collectively, the Properties and the P&S Agreement Properties.

                  "Competitive Activity" has the meaning given that term in
Section 5.10.

                  "Contracts" has the meaning given that term in Section 2.2(viii).

                  "Deed" has the meaning given that term in Section 2.3(a)(i).

                  "Deposit" has the meaning given that term in Section 2.4(a).

                  "Determination Date" has the meaning given that term in
Section 2.4(g).

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                  "DR Amendment" has the meaning given that term in Section
2.3(a)(xxvii).

                  "Environmental Law" means any Law relating to the environment, human health or safety or Hazardous Substances.

                  "Escrow Holder" has the meaning given that term in Section 2.4(a).

                  "Executory Period" has the meaning given that term in Section 2.5(e).

                  "Existing Mortgages" means, collectively, the Orville Mortgage and the Bi-County Mortgage.

                  "Existing Unsecured Debt" means a portion of the outstanding principal balance under the Second Amended and Restated Credit Agreement, between and among Reckson Operating Partnership, L.P., the institutions from time to time party thereto as Lenders and JPMorgan Chase (as amended), equal to the excess of $169,931,037 over the outstanding principal balance, as of the Closing Date, of the Existing Mortgages (if any) actually assumed by Transferee at the Closing.

                  "General Intangibles" has the meaning given that term in
Section 2.2(ix).

                  "Governmental Authority" means any agency, bureau, department or official of any federal, state or local governments or public authorities or any political subdivision thereof.

                  "Ground Lease" means each of (a) that certain Agreement of Lease made as of June 14th 1991 by and between Heartland Associates and RREEF USA Fund-I and (b) that certain Agreement of Lease made as of December 1, 1997 between Holber Associates and ROP, as each may have been assigned, modified, extended or amended.

                  "Ground Lease Assignment and Assumption" has the meaning given to that term in Section 2.3(a)(ii).

                  "Ground Lease Parcel" means each of the respective estates in land which is covered by the Ground Lease applicable thereto.

                  "Hazardous Substance" means any substance, waste or material that is listed, classified or regulated pursuant to any Environmental Law, and includes, without limitation, any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, flammable explosives, cyanide, polychlorinated biphenyl compounds, heavy metals, radon, chlorinated solvents, methane and radioactive materials.

                  "Improvements" has the meaning given that term in Section 2.2(iii).

                  "Land" means all of the parcels of land described in Schedule
2.2 and, when used with reference to a particular Property, means the parcel of land relating to such Property.


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                  "Law" means any law, rule, regulation, order, decree, statute, ordinance, or other legal requirement passed, imposed, adopted, issued or promulgated by any Governmental Authority.

                  "Leases" means all leases, license agreements and other occupancy agreements pursuant to which any Person has the right to occupy, or is otherwise leased or demised, any portion of a Property, together with any and all amendments, modifications, expansions, extensions, renewals, guarantees or other agreements relating thereto.

                  "License Agreement" has the meaning given that term in Section 2.3(a)(xxix).

                  "Licenses and Permits" has the meaning given that term in
Section 2.2(vi).

                  "Losses" has the meaning given that term in Section 9.1.

                  "Material Adverse Condition" has the meaning given that term in Section 6.1(f).

                  "Option Modification Agreement" has the meaning given that term in Section 2.3(a)(xxxii).

                  "Option Termination Agreement" has the meaning given that term in Section 2.3(a)(xxxi).

                  "Orville Mortgage" means that certain mortgage loan in the original principal amount of $4,650,000 from Principal Mutual Life Insurance Company to Reckson Associates secured by the Property known as 80 Orville Drive, Bohemia, New York.

                  "P&S Agreement Properties" has the meaning given that term in
Section 12.1.

                  "Partnership Interests" means the number and series of units of limited partnership interests in ROP which will be owned by Transferee immediately prior to the Closing, as set forth on Exhibit H.

                  "Permitted Exception" has the meaning given that term in
Section 6.1(c).

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or other entity.

                  "Personal Property" has the meaning given that term in Section 2.2(v).

                  "Prior Right" has the meaning given that term in Section 5.4.

                  "Property(ies)" has the meaning given that term in Section
2.2.

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                  "Proration Agreement" has the meaning given that term in
Section 2.5(f).

                  "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement between Transferor, RCG Kennedy Drive LLC and Rechler Equity Partners II LLC, dated as of the date hereof.

                  "Qualifying Income" has the meaning given that term in Section 8.2.

                  "RARC" means Reckson Associates Realty Corp., a Maryland corporation.

                  "REIT Requirements" has the meaning given that term in Section 8.2.

                  "Remediation Date" has the meaning given that term in Section 6.3(c).

                  "Remediation Notice" has the meaning given that term in
Section 6.3(c).

                  "RFS" is the entity identified as such in the first paragraph of this Agreement.

                  "ROFR Agreement" has the meaning given that term in Section 2.3(a)(xxxiii).

                  "ROP" is the entity identified as such in the first paragraph of this Agreement.

                  "Retained Liabilities" has the meaning given that term in
Section 9.3(b).

                  "Satisfactory Financing" means one or more non-recourse first mortgage loans encumbering the properties in the Combined Portfolios, whether short term or long term (a) resulting in net proceeds (after all reasonable fees, expenses, hedging costs, reserves, escrows and holdbacks) to Transferee and/or the purchaser under the Purchase and Sale Agreement of at least $225,000,000.00 less the outstanding principal balance as of the Closing Date of any Existing Mortgage which encumbers a Property which is conveyed to Transferee on the Closing Date and (b) otherwise on commercially reasonable terms and conditions, taking into account all of the terms and conditions of the transactions contemplated by this Agreement (including, without limitation, the requirements of clause (a) above and the fact that Transferee will be investing equity in the Properties in an amount at least equal to the value of the Partnership Interests) and the Purchase and Sale Agreement.

                  "Scheduled Closing Date" has the meaning given that term in
Section 2.1(b).

                  "SR Amendment" has the meaning given that term in Section 2.3(a).

                  "Stock Loan Agreement" has the meaning given that term in
Section 2.3(a).

                  "Surrender Agreement" has the meaning given that term in
Section 2.3(a).

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                  "Systems" has the meaning given that term in Section 2.2(xi).

                  "Taking" has the meaning given that term in Section 7.2(b).

                  "Tenant" has the meaning given that term in Section 2.3(a)(viii).

                  "Termination Fee" has the meaning given that term in Section 8.2(b).

                  "Termination Fee Tax Opinion" has the meaning given that term in Section 8.2(b).

                  "Third Party" means any Person other than Transferor and its Affiliates.

                  "Title Insurer" means Commonwealth Land Title Insurance Company and/or such other or additional reputable title insurance companies as may be designated by Transferee.

                  "Transferee" is the entity identified as such in the first paragraph of this Agreement, and any successor or assign.

                  "Transferee Representation and Warranty Update" has the meaning given that term in Section 3.2.

                  "Transferor" has the meaning given that term in the first paragraph of this Agreement.

                  "Transferor Representation and Warranty Update" has the meaning given that term in Section 4.2.

                  "Transition Agreement" has the meaning given that term in
Section 2.3(a).

                  "Transition Period" has the meaning given that term in Section 5.11.

                  "Transition Services" has the meaning given that term in
Section 5.11.

                  "Voluntary Encumbrances" has the meaning given that term in
Section 6.1(c).

                  Section 1.2.        RULES OF CONSTRUCTION.

                  (a) All uses of the term "including" shall mean "including, but not limited to," unless specifically stated otherwise.

                  (b) Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun, pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender and references to a

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particular Section,  Addendum,  Schedule or Exhibit shall be deemed to mean the particular Section of this Agreement or Addendum, Schedule or Exhibit attached hereto, respectively.


                                   ARTICLE II

                     REDEMPTION OF THE PARTNERSHIP INTERESTS


                  Section 2.1. REDEMPTION OF THE PARTNERSHIP INTERESTS. (a) Subject to the terms of this Agreement, Transferor agrees to redeem the Partnership Interests from Transferee in exchange for the distribution to Transferee of the Properties subject to the Existing Mortgages and the Existing Unsecured Debt. The parties agree that the value of the Properties has been allocated based upon the Allocated Values on Exhibit K hereto. The terms of the redemption of the Partnership Interests pursuant to this Section 2.1 shall not be affected by any change in the value of the Partnership Interests or of the Properties during the period between the execution and delivery of this Agreement and the Closing.

                  (b) The closing of the redemption of the Partnership Interests in exchange for the distribution of the Properties to or at the direction of Transferee as described in this Agreement (the "Closing") shall be held on December 30, 2003 (the "Scheduled Closing Date") or such earlier date as may be agreed by the parties hereto, as such Scheduled Closing Date may be adjourned from time to time in accordance with the provisions of this Agreement (the actual date on which the Closing occurs is called the "Closing Date").

                  Section 2.2. PROPERTIES. As used herein, the term "Properties" means the following (insofar as the same relate to a single parcel of Land, a "Property"):

                          (i) the fee  estate in each  parcel of land  described
on Exhibit L hereto (other than the Ground Lease Parcels), including, without limitation, all of the land that constitutes a part of those properties and any interest of the Transferor in any adjoining parcel or parcels that may be needed for such property to be in compliance with applicable Law or applicable Leases;

                         (ii) with respect to each Ground Lease Parcel, the
leasehold estate in such Ground Lease Parcel demised pursuant to the Ground Lease applicable thereto and all of lessee's interest and right under such Ground Lease or appurtenant to such leasehold estate;

                         (iii) all buildings, structures and
improvements on each parcel of Land (the "Improvements"), including all building systems and equipment relating thereto;


                         (iv) all easements, covenants, privileges, rights of
way and other rights appurtenant to the Land;

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                        (v) all furniture, fixtures, equipment, chattels,
machinery and other personal property owned by Transferor or by any Affiliate thereof which are now, or may hereafter prior to the Closing Date be, placed in, located on or attached to the Land and Improvements and used or usable in connection with the operation, use, occupancy, maintenance or repair thereof (the "Personal Property");

                        (vi) to the extent they may be transferred under
applicable Law, all licenses, permits, certificates of occupancy and authorizations issued to Transferor or any Affiliate thereof pertaining to or in connection with the operation, use, occupancy, maintenance or repair of the Land, Improvements or Personal Property (the "Licenses and Permits");

                        (vii) to the extent assignable, all warranties, if any, issued to Transferor or any Affiliate thereof by any manufacturer or contractor in connection with construction or installation of equipment included as part of the Property;

                        (viii) to the extent assignable, all brokerage and commission agreements, construction, service, supply, security, maintenance or other contracts (if any) (the "Contracts") held by Transferor or its Affiliates with respect to the use, occupancy, maintenance, repair or operation of the Land, Improvements and Personal Property;

                        (ix) all trade names, trademarks, logos, copyrights and other intangible personal property owned by Transferor or its Affiliates relating to the Land, Improvements or Personal Property, but excluding the use of the name "Reckson," which shall be retained exclusively by Transferor except to the extent set forth in the License Agreement (the "General Intangibles");

                        (x) all of Transferor's right, title and interest in and to the Leases and the rents and profits therefrom, subject to Section 5.2, and
(B) any  security  deposited  under the Leases;

                        (xi) all of Transferor's right, title and interest in and to the systems, software and software licenses necessary to operate the Properties (the "Systems");


                        (xii) all books, records, lists of tenants and prospective tenants, files and other information (including, without limitation, any thereof in electronic format) maintained by Transferor or its Affiliates or agents with respect to the ownership, use, leasing, occupancy, operation, maintenance or repair of the Properties, including, without limitation, audited financial statements (to the extent the same are completed and available) for the Properties and audited financial statements for the Transferor for the 3 fiscal years prior to Closing (the "Books and Records");

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                       (xiii) all other rights, privileges and appurtenances
being expressly conveyed to Transferee under this Agreement, including, but not limited to, utility deposits and refunds in connection therewith, subject to
Section 2.5.

                  Section 2.3.         CLOSING DELIVERIES.  On the Closing Date,


                  (a)   Transferor shall:

                       (i) for each Property (other than the Ground Lease Parcel) execute and deliver to Transferee a bargain and sale deed with covenant against grantor's acts conveying Transferor's interest in the Properties free and clear of all liens, easements, encumbrances, restrictions and other exceptions, other than the Permitted Exceptions, in the form attached hereto as Exhibit A (the "Deed");

                       (ii) for the Ground Lease Parcel, execute and deliver to Transferee an assignment (the "Ground Lease Assignment and Assumption") in the form attached hereto as Exhibit A-1, which assigns the lessee's interest in the leasehold estate created by the Ground Lease;

                       (iii) for each Property, execute and deliver to Transferee a bill of sale covering the Personal Property in the form attached hereto as Exhibit B;

                       (iv) for each Property, execute and deliver to Transferee an assignment (the "Assignment and Assumption of Leases") of all Leases and security deposits which shall be in recordable form and in the form attached hereto as Exhibit C;

                       (v) for each Property, execute and deliver to Transferee an assignment (the "Assignment and Assumption of Contracts") of all Contracts, Licenses and Permits, General Intangibles, warranties and guaranties affecting such Property, in the form attached hereto as Exhibit D;

                       (vi) deliver to Transferee the security deposits then held by Transferor, its agents or any Affiliate pursuant to the Leases, and to the extent that any security deposit made under a Lease is in the form of a letter of credit, deliver such assignments and other instruments as Transferee may reasonably require to transfer such letter of credit to Transferee or, if Transferee so requires, to Transferee's mortgage lender on the applicable Property (together with reasonably satisfactory confirmation from the issuer thereof that Transferee (or such lender) is the valid holder thereof);

                       (vii) execute and deliver to Transferee a nonforeign affidavit in the form attached hereto as Exhibit E;

                       (viii) execute and deliver to Transferee a letter addressed to each tenant, licensee or occupant under any Lease ("Tenant") advising the Tenant of the

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transfer of the Property and assignment of its Lease in the form attached hereto as Exhibit F;

                       (ix) execute and deliver to Transferee a letter addressed to each vendor under any Contract being assumed by Transferee hereunder advising the vendor of the transfer of the Property and assignment and assumption of its Contract in the form attached hereto as Exhibit F-1;

                       (x) deliver to Transferee the original
executed estoppel certificates obtained by Transferor pursuant to Section 5.6;

                       (xi) execute and deliver to Transferee the Proration Agreement;

                       (xii) deliver to Transferee or Transferee's property manager signed originals or, if unavailable, copies, of all Leases;

                       (xiii) deliver to Transferee or Transferee's property manager signed originals or, if unavailable, copies, of all Contracts and Licenses and Permits being assigned to Transferee;

                       (xiv) deliver to Transferee a signed original of each Ground Lease, or, if unavailable, a copy thereof;

                       (xv) deliver to Transferee or Transferee's property manager for all Improvements copies of all warranties, guaranties, service manuals and other documentation in the possession or control of Transferor, its agents or any Affiliate pertaining to building systems and equipment;

                       (xvi) deliver to Transferee or Transferee's property manager for all Improvements all keys and combinations to locks that are in the possession or control of Transferor, its agents or any Affiliate;

                       (xvii) deliver to Transferee or Transferee's property manager for all Improvements copies of all plans and specifications that are in the possession or control of Transferor or any Affiliate;

                       (xviii) file the 1099-S Form required by the Internal Revenue Service and deliver a copy thereof to Transferee;

                       (xix) deliver to Title Insurer such customary affidavit or indemnity as is reasonably required for the Title Insurer to omit from its title report those exceptions required to be omitted in order to convey title to the Properties as required hereby;

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

                       (xx) deliver to Title Insurer such corporate resolutions or other appropriate documentation reasonably required by Title Insurer regarding the authorization of Transferor to transfer the Properties to Transferee and the authority and incumbency of the person or persons executing this Agreement;

                       (xxi) to the extent Transferor is obligated under the terms of this Agreement, deliver to Title Insurer such unconditional releases, satisfactions or other instruments as may be required by Law to discharge any mortgages or other security interests of record (other than the Existing Mortgages);

                       (xxii) deliver to Transferee the Transferor
Representation and Warranty Update;

                       (xxiii) deliver to Transferee or Transferee's property manager (with Transferor having the right to retain copies thereof) all of the Books and Records;

                       (xxiv) execute and deliver to Transferee such documents as Transferee may reasonably require to evidence the assignment of the Systems;

                       (xxv) execute and deliver to Transferee an assignment and assumption of the Existing Unsecured Debt (the "Assignment and Assumption of Existing Debt") in form reasonably acceptable to Transferee and Transferor (it being intended that the holder of the Existing Unsecured Debt shall be a third party beneficiary to the Assignment and Assumption of Existing Debt and shall be entitled to proceed thereunder directly against Transferee) whereby Transferee will assume the Existing Unsecured Debt and will, immediately after such assumption, repay the Existing Unsecured Debt;

                       (xxvi) unless previously executed, execute and deliver to each member of Transferee, except Scott Rechler, a Transition Agreement (collectively, the "Transition Agreements") in the form attached as Exhibit O;

                       (xxvii) intentionally omitted;

                       (xxviii) unless previously executed, execute and deliver to Scott Rechler the Employment Agreement Amendment (the "SR Amendment") in the form attached as Exhibit Q;

                       (xxix) execute and deliver to Transferee the License Agreement (the "License Agreement") in the form attached as Exhibit R;

                       (xxx) execute and deliver to Transferee an agreement
(the "Surrender Agreement") reasonably acceptable to Transferee and Transferor providing for the surrender by Transferor of the entire first floor portion of the space leased by ROP at 225 Broadhollow Road consisting of 16,931 rentable square feet, the abandonment by

ROP of all furniture, fixtures and equipment located in such surrendered premises and providing for the equitable adjustment of the terms of the lease for the remainder of the space so leased by ROP, but for no additional consideration other than the Option Modification Agreement;

                       (xxxi) execute and deliver to Transferee an agreement providing for the termination of ROP's option to acquire 593 Acorn in consideration of payment to ROP by Transferee at Closing of $872,000.00 (the "Acorn Option Termination Agreement") in the form attached as Exhibit T;

                       (xxxii) execute and deliver to Transferee an agreement providing for the extension of ROP's option on 225 Broadhollow Road (the "Option Modification Agreement") in the form attached as Exhibit U;

                       (xxxiii) execute  and  deliver  to   Transferee   an
agreement providing for Transferee to have a right of first refusal with respect to certain parcels of vacant land (the "ROFR Agreement") in the form attached as
Exhibit V;

                       (xxxiv) execute and deliver to Transferee the Stock Loan Assignment and Assumption Agreement (the "Stock Loan Agreement") in the form attached hereto as Exhibit W;

                       (xxxv) execute and deliver to Transferee an Artwork License Agreement (the "Artwork License Agreement") reasonably acceptable to Transferor and Transferee providing that any artwork belonging to any direct or indirect members of Transferee present in any property of Transferor or its affiliates after the Closing shall, in return for Transferor's payment of $1.00 to Transferee, remain in place until August 15, 2004 and shall be removed by Transferee within 60 days of such date, and that until the removal of such artwork, Transferor shall be responsible for maintaining, insuring and securing such artwork;

                       (xxxvi) execute and deliver to Transferee an environmental indemnity with respect to 32 Windsor Road in the form attached hereto as Exhibit P; and

                       (xxxvii) execute and deliver to Transferee an agreement providing for the termination of ROP's options to acquire Gateway, Huntington and Willets (the "Option Termination Agreements") in the same form as the Acorn Option Termination Agreement, except that the aggregate consideration payable to Transferor for all such terminations shall be $100,000.00.

                  (b)   Transferee shall:

                       (i) deliver to Transferor an instrument reasonably satisfactory to Transferor evidencing and confirming the surrender of the Partnership Interests;

                       (ii) execute and deliver to Transferor the Ground Lease Assignment and Assumption;

                       (iii) execute and deliver to Transferor the Assignment and Assumption of Leases;

                       (iv) execute and deliver to Transferor the Proration Agreement;

                       (v) execute and deliver to Transferor the Assignment and Assumption of Contracts;

                       (vi) execute and deliver to Transferor the Assignment and Assumption of Existing Debt;

                       (vii) deliver to Transferor the Transferee Representation and Warranty Update;

                       (viii) unless previously executed, cause the Transition Agreements to be executed and delivered by its respective member of Transferee;

                       (ix) omitted;

                       (x) unless previously executed, cause Scott Rechler to execute and deliver to Transferor the SR Amendment;

                       (ix) execute and deliver to Transferor the License Agreement;

                       (x) execute and deliver to Transferor the Surrender Agreement;

                       (xi) execute and deliver to Transferor the Acorn Option Termination Agreement and pay the consideration contemplated therein in the amount of $872,000.00 by wire transfer or other immediately available funds;

                       (xii) execute and deliver to Transferor the Option Modification Agreement and pay the consideration contemplated therein in the amount of $1,000,000.00 by wire transfer or other immediately available funds;

                       (xxiii) execute and deliver to Transferor the ROFR Agreement;

                       (xxiv) cause the Artwork License Agreement to be executed and delivered to Transferor;

                       (xxv) execute and deliver to Transferor the Option Termination Agreements and pay the consideration contemplated therein in the amount of $100,000 by wire transfer or other immediately available funds;

                       (xxvi) execute and deliver to Transferor the Stock Loan Agreement

                       (xxvii) execute and deliver to Transferor the Surrender Agreement; and

                       (xxviii) execute and deliver to Transferor an affidavit of non-foreign status substantially in the form set forth in Treasury Regulation
Section 1.1445-2(b)(2)(iii)(B).

                  (c) Not later than 2 Business Days prior to the Closing, Transferee shall have the right upon written notice to Transferor, to designate one or more different entities to acquire title to each of the Properties in lieu of the Transferee and/or to assume any or all of the liabilities with respect to such Properties; provided, that any acquisition of the Properties or assumption of liabilities pursuant to such designation shall not relieve Transferee from any of its obligations pursuant to this Agreement.

                  (d)   Except as otherwise provided below, if, pursuant to
Section 2.5, the prorations owed Transferor exceed the prorations owed Transferee, then Transferee shall, at the Closing, pay to Transferor by wire transfer to an account designated by Transferee on not less than two (2) Business Days notice in immediately available federal funds the amount by which the prorations owed Transferor exceed the prorations owed Transferee. If, pursuant to Section 2.5, the prorations owed Transferee exceed the prorations owed Transferor, then Transferor shall, at the Closing, pay to Transferee by wire transfer to an account designated by Transferee on not less than two (2) Business Days notice in immediately available federal funds the amount by which the prorations owed Transferee exceed the prorations owed Transferor. Notwithstanding the foregoing, unless the Transferor and Transferee mutually agree to make any payments required under this Section 2.3(d) in cash (via wire transfers or otherwise), in lieu of cash adjustments, any adjustments required to be made pursuant to this paragraph shall be made through an adjustment to the amount of Existing Unsecured Debt assumed by the Transferee.

                  Section 2.4.         DEPOSIT.

                  (a) Concurrently with the execution by Transferor and Transferee of this Agreement, Transferee has deposited with Wachtell Lipton Rosen & Katz, as escrow agent (when acting in the capacity of escrow agent, the "Escrow Holder") the sum of Five Million Dollars ($5,000,000) (the "Deposit") by wire transfer of immediately available federal funds to the account set forth on
Exhibit X. Escrow Holder shall invest the Deposit in an interest bearing money market account. Escrow Holder shall not be liable for (i) any loss of such investment (unless due to Escrow Holder's gross negligence or willful misconduct) or (ii) any failure to attain a favorable rate of return on such investment.

                  (b) Escrow Holder shall deliver the Deposit, and the interest accrued thereon, to Transferor or to Transferee, as the case may be, under the following conditions:

                       (i) upon the Closing, the Deposit (together with all interest accrued thereon) shall be delivered to Transferee; or

                       (ii) if Transferee has defaulted in the performance of its obligations under this Agreement as provided in Section 8.2(a) then Transferor shall deliver a written notice to Escrow Holder instructing Escrow Holder to deliver the Deposit to Transferor, and in the event that within ten
(10) days of such request, Transferee shall not have delivered a written objection to Escrow Holder pursuant to Section 2.4(d) below, then the Escrow Holder shall within two Business Days after the end of such ten (10) day period deliver the Deposit to Transferor, unless Transferee has delivered to Transferor the shares of common stock or units of limited partnership as provided in
Section 8.2(a); or

                       (iii) if Transferor has defaulted in the performance of its obligations under this Agreement as provided in Section 8.2(c) then Transferee shall deliver a written notice to Escrow Holder instructing Escrow Holder to deliver the Deposit to Transferee, and in the event that within ten
(10) days of such request, Transferor shall not have delivered a written objection to Escrow Holder pursuant to Section 2.4(d) below, then the Escrow Holder shall within two Business Days after the end of such ten (10) day period deliver the Deposit to Transferee; or

                       (iv) the Deposit, and the interest accrued thereon, shall
be  delivered  to   Transferee  or  Transferor  as  directed  by  joint  written instructions of Transferor and Transferee.

                  (c) Upon the filing of a written demand for the Deposit by Transferor or Transferee, pursuant to subsection (b)(ii) or (b)(iii), Escrow Holder shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Holder at any time within ten (10) days after such party's receipt of notice from Escrow Holder, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Within one Business Day of its receipt of such notice of objection, Escrow Holder shall give a copy of such notice to the party who filed the written demand.

                  (d) If Escrow Holder shall have received the notice of objection provided for in subsection (c) above within the time therein prescribed, Escrow Holder shall continue to hold the Deposit, and the interest accrued thereon, until (i) Escrow Holder receives a written notice jointly signed by Transferor and Transferee directing the disbursement of the Deposit, in which case Escrow Holder shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (ii) litigation is commenced between Transferor and Transferee, in which case Escrow Holder shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (iii) Escrow Holder takes such affirmative steps as Escrow Holder may elect, at Escrow Holder's option, in order to terminate Escrow Holder's duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Transferor or Transferee is the losing party.

                  (e) Escrow Holder may rely and act upon any instrument or other writing reasonably believed by Escrow Holder to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Transferor or Transferee, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Holder by the provisions of this Agreement, except for Escrow Holder's own gross negligence, willful misconduct or default. Escrow Holder shall have no duties or responsibilities except those set forth herein. Escrow Holder shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Transferee and Transferor, and, if Escrow Holder's duties hereunder are affected, unless Escrow Holder shall have given prior written consent thereto. Escrow Holder shall be reimbursed by Transferor and Transferee for any expenses (including reasonable legal fees and disbursements of outside counsel, including all of Escrow Holder's fees and expenses with respect to any interpleader action pursuant to paragraph (d) above) incurred in connection with this Agreement, and such liability shall be joint and several; provided that, as between Transferee and Transferor, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement of any such expenses paid to Escrow Holder. In the event that Escrow Holder shall be uncertain as to Escrow Holder's duties or rights hereunder, or shall receive instructions from Transferee or Transferor that, in Escrow Holder's opinion, are in conflict with any of the provisions hereof, Escrow Holder shall be entitled to hold and apply the Deposit, and the interest accrued thereon, pursuant to subsection (d) hereof and may decline to take any other action. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Holder shall have no further liability or obligation of any kind whatsoever.

                  (f) Escrow Holder shall have the right at any time to resign upon ten (10) Business Days prior notice to Transferor and Transferee. Transferor and Transferee shall jointly select a successor Escrow Holder and shall notify Escrow Holder of the name and address of such successor Escrow Holder within ten (10) Business Days after receipt of notice of Escrow Holder of its intent to resign. If Escrow Holder has not received notice of the name and address of such successor Escrow Holder within such period, Escrow Holder shall have the right to select on behalf of Transferor and Transferee a bank or trust company to act as successor Escrow Holder hereunder. At any time after the ten
(10) Business Day period, Escrow Holder shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Holder selected hereunder, provided such successor Escrow Holder shall execute and deliver to Transferor and Transferee an assumption agreement whereby it assumes all of Escrow Holder's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Holder shall become the Escrow Holder for all purposes hereunder and shall have all of the rights and obligations of the Escrow Holder hereunder, and the resigning Escrow Holder shall have no further responsibilities or obligations hereunder. The provisions of this Section 2.4 shall survive the Closing or termination of this Agreement.

                  (g) The parties acknowledge and agree that, except as otherwise may be required by applicable law, (i) the parties will treat the escrow arrangement described in this

Section 2.4 as a "contingent at closing escrow" within the meaning of Proposed Treasury Regulation Section 1.468B-8(b) and (ii) consistent with such characterization, for all periods (or portions thereof) ending on or prior to the Determination Date, Transferee shall (A) be treated as owning the Deposit and any interest accrued thereon for federal income tax purposes and (B) in computing its taxable income, take into account all items of income, deduction, and credit of the escrow. "Determination Date" shall mean the date on which (or by which) the last of the events occurs as a result of which the Deposit and any interest accrued thereon is required to be delivered to the Transferee or the Transferor, as the case may be, in accordance with the provisions of this Agreement.

                  Section 2.5.         PRORATIONS.

                  (a) The items described below with respect to each Property shall be apportioned between Transferor and Transferee and shall be prorated on a per diem basis as of 11:59 p.m. of the day before the Closing
Date:

                       (i) annual rents, other fixed charges (including prepaid rents), unfixed charges and additional rents (including, without limitation, on account of taxes, porter's wage, electricity and percentage rent), in each case paid under the Leases (it being agreed that any such amounts not paid prior to the Closing Date shall not be apportioned but shall be dealt with in accordance with the provisions of Section 5.2);

                       (ii) amounts payable under the Contracts to be assigned to Transferee;

                       (iii) real estate taxes, vault taxes, water charges and sewer rents, if any, on the basis of the fiscal year for which assessed;

                       (iv) fuel; electric and other utility costs;

                       (v) assessments, if any, provided that any remaining installments with respect to any assessment or improvement lien for water, sewer or other utilities or public improvements shall be paid by Transferor if due and payable prior to the Closing and by Transferee if due and payable subsequent to the Closing;

                       (vi) rents payable under the Ground Lease;

                       (vii) dues to owner and marketing organizations;

                       (viii) amounts payable under reciprocal operating agreements, easements and similar instruments; and

                       (ix) other items customarily apportioned in sales or transfers of real property in the jurisdiction in which the applicable Property is located.

                  (b) If the Closing Date shall occur before the tax rate or assessment is fixed for the tax year in which the Closing Date occurs, the apportionment of taxes shall be upon the basis of the tax rate or assessment for the next preceding year applied to the latest assessed valuation and Transferor and Transferee shall readjust real estate taxes promptly upon the fixing of the tax rate or assessment for the tax year in which the Closing Date occurs.

                  (c) If there is a water or other utility meter(s) on the Property, Transferor shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charge and the unfixed sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If Transferor cannot readily obtain such a current reading, the apportionment shall be based upon the most recent reading.

                  (d) At the Closing, if Transferee elects to take an assignment of any utility deposit made by Transferor with any utility company, then Transferee shall reimburse Transferor for such utility deposit and Transferor shall execute such documents as may be required to assign its rights in such deposits to Transferee and provide such utility companies with notice of such assignment, if necessary (in each case in form and substance reasonably satisfactory to Transferee). Any utility deposits not so assigned to Transferee shall be refunded to Transferor.

                  (e) At the Closing, (i) the cost of tenant improvements actually paid for by Transferor and the amount of any allowance in respect of tenant improvements actually paid by the Transferor during the period of time from and after the date hereof until the date of the Closing (such period, the "Executory Period") and (ii) any leasing commissions actually paid by the Transferor during the Executory Period shall be apportioned as follows:

                       (A) Transferee shall receive a credit to the extent the amounts for such tenant improvement costs, allowances or leasing commissions shown on the business plan attached as Exhibit M (the "Business Plan") exceed the amounts actually expended by Transferor for such costs, allowances or commissions during the Executory Period.

                       (B) Transferor shall receive a credit to the extent the
amounts  actually   expended  by  Transferor  for  such  costs,   allowances  or
commissions during the Executory Period exceed the amounts for such costs, allowances or commissions shown on the Business Plan.

                  (f) Transferor and Transferee shall prepare an agreement (the "Proration Agreement") setting forth on a Property-by-Property basis in reasonable detail the prorations described in this Section 2.5 and stating the net amount owed to Transferor or Transferee, as the case may be, on account thereof. Transferor and Transferee shall execute and deliver the Proration Agreement as provided in Section 2.3(a)(xi).

                  (g) If any of the items described above cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable.

                  (h) The provisions of this Section 2.5 shall survive the Closing.

                  Section 2.6. TRANSFER AND RECORDATION TAXES; RESPONSIBILITY FOR RECORDING. At the Closing, Transferor shall pay any and all transfer taxes, recording charges and other similar costs and expenses payable in connection with the transactions contemplated hereunder. Transferor and Transferee shall execute and deliver all returns, questionnaires, and any necessary supporting documents, instruments and affidavits, in form and substance reasonably satisfactory to each party, required in connection with any of the aforesaid taxes. The provisions of this Section 2.6 shall survive the Closing.

                  Section 2.7. CLOSING EXPENSES. Except as otherwise expressly provided herein, Transferor and Transferee each shall be responsible for the payment of their respective closing expenses and expenses in negotiating and carrying out their respective obligations under this Agreement, including, without limitation, the costs of counsel, consultants and other parties entitled to compensation in connection with the transactions contemplated herein, due diligence and all other expenses relating to this Agreement (the parties agreeing that all of Transferee's financing costs and title insurance and survey expenses shall be paid by Transferee).

                  Section 2.8.         TAX CHARACTERIZATIONS.

                  (a) Except as otherwise required pursuant to a "determination" (as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of state, local or foreign Law), the parties hereby agree to treat the transactions contemplated herein for federal income tax purposes as (i) a distribution in liquidation of Transferee's ownership interest in ROP pursuant to Sections 731 and 736 of the Code; and (ii) a "partnership division" as described in Treasury Regulation
Section 1.708-1(d)(3), characterizing Transferor (immediately after the redemption of the Partnership Interests) as a continuation of Transferor (immediately prior to the redemption of the Partnership Interests).

                  (b) Except as otherwise required pursuant to a "determination" (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign Law), the parties hereby agree (i) to treat the portion of the Existing Unsecured Debt to be assumed by Transferee in connection with the transactions contemplated herein as "qualified liabilities" as defined in Treasury Regulation Section 1.707-6(b)(2), and (ii) to file all tax returns and informational returns or statements on a basis consistent with such characterization and not to take position on any tax return or other informational returns or statements which is inconsistent with such characterization.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

                  Section 3.1.         Representations   and  Warranties  by
Transferee. Transferee makes the following representations and warranties, each of which is true and correct as of the date hereof and as of the Closing Date:

                  (a) Transferee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Transferee and constitutes the valid and legally binding obligation of Transferee, enforceable against Transferee in accordance with its terms. This Agreement and the transaction contemplated herein do not contravene any of the provisions of the Certificate of Formation or Operating Agreement of Transferee.

                  (b) The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Transferee do not conflict with any provision of any law or regulation to which Transferee is subject, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Transferee is a party or by which Transferee is bound or any order or decree applicable to Transferee, or result in the creation or imposition of any lien on any of Transferee's respective assets or property, which would adversely affect the ability of Transferee to perform its obligations under this Agreement. Transferee has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Transferee of this Agreement.

                  (c) Transferee has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Transferee or any of its property under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Transferee. No general assignment of Transferee's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Transferee or any of its property. Transferee is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Transferee insolvent.

                  (d)   Transferee is not a "foreign person" as defined in
Section 1445 of the Code and the regulations promulgated thereunder.

                  (e) As of the Closing Date, the direct and indirect partners or members of Transferee shall not own (and there shall be no agreement or understanding pursuant to which the direct and indirect partners or members of Transferee would become the owners of) in the aggregate more than 75% of either the profits interest or the capital interest in the purchaser under the Purchase and Sale Agreement.

                 (f) The provisions of this Section 3.1 shall survive the Closing or termination of this

Agreement.

                  Section 3.2. UPDATE OF REPRESENTATIONS AND WARRANTIES. At Closing Transferee shall deliver to Transferor a certification (the "Transferee Representation and Warranty Update") which states that all of Transferee's representations and warranties set forth in this Agreement are true and correct as of the Closing or, if not so true and correct, advising Transferor in what respects Transferee's representations and warranties set forth in this Agreement are inaccurate as of the Closing Date. Nothing contained in this Section 3.2 or in any such Representation and Warranty Update shall limit or otherwise affect the provisions of Section 6.2.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

                  Section 4.1.  REPRESENTATIONS   AND  WARRANTIES  BY
TRANSFEROR.   Transferor   makes  the following representations and warranties,
each of which is true and correct as of the date hereof:

                  (a) Each entity constituting Transferor is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Transferor and constitutes the valid and legally binding obligation of Transferor, enforceable against Transferor in accordance with its terms. This Agreement and the transaction contemplated herein do not contravene any of the provisions of the Certificate of Limited Partnership or Partnership Agreement of Transferor.

                  (b) Except for the Existing Unsecured Debt, the execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Transferor do not conflict with any provision of any law or regulation to which Transferor is subject, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or instrument to which Transferor is a party or by which Transferor is bound or any order or decree applicable to Transferor, or result in the creation or imposition of any lien on any of its assets or property which would adversely affect the ability of Transferor to perform its obligations under this Agreement. Except for the Prior Rights and in connection with the Existing Unsecured Debt, Transferor has obtained all consents, approvals, authorizations or orders of any court, governmental agency or body and of all Third Parties, if any, required for the execution, delivery and performance by Transferor of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Transferor has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Transferor or any of its property under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Transferor. No general assignment of Transferor's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been  appointed  for  Transferor  or any material  portion of its  property.
Transferor  is  not  insolvent  and  the   consummation   of  the   transactions
contemplated by this Agreement shall not render Transferor insolvent.

                  (d)   Transferor is not a "foreign person" as defined in
Section 1445 of the Code and the regulations promulgated thereunder.

                  (e) The provisions of this Section 4.1 shall survive the losing or termination of this Agreement.

                  Section 4.2. UPDATE OF REPRESENTATIONS AND WARRANTIES. At Closing Transferor shall deliver to Transferee a certification (the "Transferor Representation and Warranty Update") which states that all of Transferor's representations and warranties set forth in the Agreement are true and correct as of the Closing or, if not so true and correct, advising Transferee in what respects Transferor's representations and warranties set forth in this Agreement are inaccurate as of the Closing Date. Nothing contained in this Section 4.2 or in any such Transferor Representation and Warranty Update shall limit or otherwise affect the provisions of Section 6.1.

                                    ARTICLE V

                 LEASES; OPERATING COVENANT; PROPERTY MANAGEMENT

                  Section 5.1. LEASING. Between the date of this Agreement and the Closing Date, without the prior written consent of Transferee (which consent shall not be unreasonably withheld or delayed), Transferor shall not (i) execute or agree to execute any material amendment or modification to any Lease or Contract; (ii) execute or agree to execute any new Lease or Contract unless (in the case of a Contract) it is terminable by Transferee without cause and without penalty by the giving of not more than 30 days' notice; (iii) terminate any Lease; (iv) consent to any assignment or subletting by any Tenant or the taking of any other material action by a Tenant which requires the landlord's consent;
(v) accept any payments of rent under any Lease more than 30 days in advance of its due date; or (vi) waive any of the material obligations of the Tenant under any Lease; (vii) apply any security deposit under any Lease. If Transferor desires to take any action requiring Transferee's consent under this Section 5.1, and Transferee shall not deny its consent to such action by written notice to Transferor given within seven (7) Business Days after receipt of Transferor's notice, Transferee shall be deemed to have granted its consent.

                  Section 5.2. RENT ARREARAGES. Transferor shall use reasonable efforts to collect any delinquent amounts from Tenants prior to the Closing Date; provided, that Transferor may not bring any action or suit for dispossess or similar proceeding in any court without first obtaining the written consent of Transferee. If, prior to the Closing Date, Transferor is unable to collect all rents due and owing for any period preceding the Closing Date, then Transferee shall be entitled to collect and retain all such amounts, and Transferor shall have no further rights in respect thereof. If, as of the Closing Date, any amounts due and payable under the Leases

(including, without limitation, operating expense escalations, real estate tax escalations and percentage rent) has not been billed or has not been determined in accordance with the provisions of the Leases then Transferor shall reasonably cooperate with Transferee to determine the correct amount to be billed. Any amounts payable under the Leases which are received by Transferor on or after the Closing Date, shall be paid to Transferee within fifteen (15) Business Days following receipt thereof. The provisions of this Section 5.2 shall survive the Closing.

                  Section 5.3. OPERATIONS. Between the date of this Agreement and the Closing Date, Transferor shall operate and maintain the Properties in accordance in all material respects with Transferor's past practices and substantially in accordance with the Business Plan, and will furnish Transferee with copies of all periodic reports Transferor (or its agents) currently generates with respect to the Properties or any thereof. The Improvements shall be maintained substantially in their present condition, subject, however, to normal wear and tear and damage by fire or other casualty (subject to Section 7.2) through the Closing Date. Transferor shall maintain all insurance policies presently covering the Properties in full force and effect until the Closing Date. Transferor shall not sell or otherwise dispose of any material Personal Property used in connection with the operation or maintenance of the Properties, except for Personal Property that becomes obsolete and that is replaced with Personal Property of at least equal quality if necessary for the operation or maintenance of the Properties.

                  Section 5.4. OPTIONS. Transferor shall, within thirty (30) days after the date hereof, take any steps necessary to trigger any rights or options of any Person to acquire any Property or any portion thereof or any interest relating thereto, and any rights of first offer or rights of refusal to do so (each, a "Prior Right"). If (a) any Prior Right is exercised by the holder thereof or (b) the holder of a Prior Right shall neither have exercised nor waived its Prior Right but Transferor shall nevertheless be unable on the Closing Date to transfer the subject Property by reason of such Prior Right, then, in either such event, the parties shall nevertheless proceed to Closing subject to and in accordance with the other terms of this Agreement, and, at Transferee's option, (i) Transferee may effect a substitution pursuant to
Section 12.1 in order to replace such Property, or (ii) such Property shall not be transferred pursuant to this Agreement and the Allocated Value of the affected Property shall be accounted for by adjusting the amount of the Existing Unsecured Debt assumed by Transferee or such other method as Transferee and Transferor may reasonably agree.

                  Section 5.5. EMPLOYEES. (a) Between the date of this Agreement and the Closing, Transferee shall be permitted to negotiate with the employees of Transferor listed on Exhibit N (the "Business Employees") in connection with their potential employment by Transferee or its Affiliate after the Closing. To the extent Transferor implements any layoffs prior to or in connection with the Closing, Transferor shall comply with all relevant Law, including, but not limited to, the Worker Adjustment and Retraining Notification Act.

         (b) On the Closing Date, Transferor shall pay, or cause to be paid, to each Business Employee who has accepted employment with Transferee (each a "Transferred Employee"), a lump sum cash payment equal to the sum of (i) any salary or other wages earned by such Transferred Employee, but unpaid as of the Closing Date, (ii) compensation for such Transferred Employee's accrued, but unused vacation time as of the Closing Date, if any, and (iii) any unreimbursed business expenditures incurred by such Transferred Employee on or prior to the Closing Date that are reimbursable under Transferor's expense reimbursement policy.

         (c) On the Closing Date, unless previously paid, Transferor shall pay, or cause to be paid, to each Transferred Employee an annual bonus for the year 2003 in an amount that is not less than the amount of the annual bonus paid to such Transferred Employee in respect of the year 2002.

         (d) Between the date of this Agreement and the Closing, Transferor shall take, or cause to be taken, all reasonable and necessary actions to amend each of the options to acquire shares of the common stock of RARC held by any of the Transferred Employees as of the Closing Date (the "Options") such that, following the Closing Date and until the second anniversary of the Closing Date, each Option will (i) remain outstanding (unless exercised) and (ii) continue to become vested in accordance with the vesting schedule applicable to such Option.

         (e) Between the date of this Agreement and the Closing, Transferor shall take, or cause to be taken, all reasonable and necessary actions such that the restrictions on any shares of the common stock of RARC granted to any of the Transferred Employees will lapse as of the Closing Date.

                  Section 5.6. ESTOPPELS. Between the date of this Agreement and the Closing, to the extent requested by Transferee, Transferor shall request from each Tenant, ground lessor or other person designated by Transferee, an estoppel certificate in a form designated by Transferee.

                  Section 5.7. FURTHER COVENANTS. Between the date of this Agreement and the Closing, without the prior written consent of Transferee, Transferor shall not (i) effect or agree to effect any conveyance or any contract to convey any Property or any portion thereof; (ii) execute or agree to execute any material amendment or modification to any Ground Lease; (iii) terminate any Ground Lease; (iv) consent to the taking of any material action by the lessor under any Ground Lease requiring the ground lessee's consent; (v) waive any of the material obligations of the lessor under any Ground Lease; and
(vi) effect, or agree to, any change in the zoning applicable to any Property. If Transferor desires to take any action requiring Transferee's consent under this Section 5.7, and Transferee shall neither grant nor deny its consent to such action by written notice to Transferor given within seven (7) Business Days after receipt of Transferor's notice, Transferee shall be deemed to have denied its consent.

                  Section 5.8. SURVEYS. Transferor shall deliver to Transferee all surveys of the Properties in Transferor's possession. Between the date of this Agreement and the Closing, Transferor will reasonably cooperate with Transferee in obtaining recertifications of such surveys or currently dated surveys with respect to the Properties prepared by a licensed professional engineer or surveyor acceptable to Title Insurer.

                  Section 5.9. FINANCING. Between the date of this Agreement and the Closing, Transferee shall use commercially reasonable efforts to obtain financing for the acquisition of the Combined Portfolio.

                  Section 5.10. NO COMPETITION. If the Closing shall occur hereunder, Transferor shall not, for a period commencing on the Closing Date and ending on the second anniversary of the Closing Date, engage in any Competitive Activity. As used herein, the term "Competitive Activity" means directly or indirectly, engaging, participating or assisting, as an owner, partner, consultant, trustee or agent, in any business that is engaged in operating, constructing or leasing (as lessor) industrial buildings in the counties of Suffolk or Nassau (such counties being located in New York State) (the "Effective Areas"). Notwithstanding the foregoing, Transferor shall be permitted to engage in Competitive Activity (i) to the extent the Transferor is engaged in such Competitive Activity immediately after effectuating the Closing and (ii) if RARC or an Affiliate of RARC shall acquire, in a stock or asset transaction involving the direct or indirect acquisition of multiple properties, industrial properties in the Effective Areas having a net operating income for the fiscal year immediately prior to the signing of such transaction totaling no greater than 25% of the total net operating income for the fiscal year immediately prior to the signing of such transaction for all properties that are the subject of such transaction, to the extent necessary to operate such industrial properties. The provisions of this Section 5.10 shall survive the Closing, provided, that the provisions of this Section 5.10 shall terminate in the event of a Change of Control of Transferor or of RARC.

                       For the purposes of this Section 5.10, a "Change of Control" with respect to any Person shall mean the consummation of a reorganization, merger or consolidation involving such Person or any of its subsidiaries or a sale or other disposition of all or substantially all of the assets or shares of such Person or any similar transaction (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Person (the "Outstanding Company Common Stock") and the then outstanding voting securities of the Person entitled to vote generally in the election of directors of such Person (the "Outstanding Company Voting Securities") of the applicable Person immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then Outstanding Company Common Stock and the then Outstanding Company Voting Securities, as the case may be, of the Person resulting from such Business Combination (including a Person which as a result of such transaction owns the applicable Person or all or substantially all of the applicable Person's assets either directly or through one or more
Subsidiaries) (such resulting Person, a "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities of the applicable Person, as the case may be, (ii) no Person or group of Persons (excluding any Resulting Corporation) beneficially owns, directly or indirectly, 50% or more of, respectively, the then Outstanding Company Common Stock of the Resulting Corporation or the then Outstanding
Company Voting Securities of the Resulting Corporation, and (iii) at least a majority of the members of the board of directors or other similar governing body of the Resulting Corporation were individuals who, as of the date of this Agreement, constitute the board of directors or other similar governing body of the Person in question.

                  Section 5.11. TRANSITION SERVICES. Transferor shall perform (or cause to be performed) Transition Services on behalf of Transferee (and any designee to whom a Property is transferred pursuant to Section 2.3(c)) for a period of 60 days following the Closing (the

"Transition Period"). Transferee shall have the right to extend the Transition Period for up to 30 days upon written notice to Transferor no later than 50 days following the Closing. At any time prior to the end of the Transition Period (as the same may have been extended), Transferee may terminate such Transition Services upon 10 days prior written notice to Transferor. In consideration for such services, Transferee shall pay to Transferor the sum of $28,000 per month, plus any third party out-of-pocket expenses of Transferor actually expended by Transferor in connection with the Transition Services, such sum to be ratably adjusted with respect to any partial month. As used herein, the term "Transition Services" means (i) property-level accounting services (including preparing and delivering financial statements); (ii) asset management services; (iii) employee payroll services; and (iv) cooperation with the administration of certain employee benefits, all of which shall be provided consistent with the general level of such services provided by the Transferor in the administration of its own business to the extent reasonably practicable. The provisions of this
Section 5.11 shall survive the Closing.

                  Section 5.12. INCONSISTENT ACTIONS. Between the date of this Agreement and the Closing Date, without the prior written consent of Transferee (which consent may be withheld or delayed in Transferee's sole discretion), Transferor shall not take any material action or enter into any material agreement that would be reasonably likely to prevent the consummation of any of the transactions contemplated by this Agreement, the Purchase and Sale Agreement, the Transition Agreements or any of the Related Agreements (as defined in the Transition Agreements).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.1.  CONDITIONS  TO  OBLIGATION OF  TRANSFEREE.
The obligation of Transferee to effect the Closing shall be subject to the fulfillment or written waiver at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Transferor set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

                  (b) Performance of Obligations. Transferor shall have in all material respects performed all obligations required to be performed by Transferor under this Agreement, the Transition Agreements, the DR Amendment, the SR Amendment and the Stock Loan Agreement on and prior to the Closing Date.

                  (c)   Condition of Title. Transferor shall be able to
transfer fee simple title to (and, in the case of the Ground Lease Parcels, a leasehold estate in) each of the Properties without exception, condition, limitation, qualification or exclusion except for the following (collectively, the "Permitted Exceptions"): (A) the lien of property taxes and assessments, water rates, water meter charges, sewer rates, sewer charges and similar matters which are not yet due and payable, so long as same are to be apportioned between Transferor and Transferee; (B) the rights of the Tenants under the Leases as tenants only; (C) the Existing Mortgages, (D) any item (excluding monetary liens and mortgages (other than the Existing Mortgages)) that is an encumbrance existing on the date of this Agreement, (E) any other item (excluding monetary liens and mortgages (other than the Existing Mortgages)) voluntarily created or consented to by Transferor without violating any of the covenants in Article V, (F) any other item
(excluding monetary liens and mortgages (other than the Existing Mortgages)) which does not materially adversely affect the ability to use the Property for its current or intended purpose or materially adversely affect the value of any Property, and (G) such additional title matters as to which Transferee does not object as described below. On or before the date occurring 30 days following Transferee's receipt of a title report (which Transferee agrees to order promptly after the execution of this Agreement), Transferee shall advise Transferor in writing of all title matters disclosed on such title report, as the case may be, which Transferee finds objectionable (it being understood that Transferee shall have no right to object to the matters described in items (A) through (F) of the definition of Permitted Exceptions). Any title matter as to which Transferee does not timely so object (excluding mortgages and liens (other than those described in items (A) and (F) of the definition of Permitted Exceptions) which shall in all events be deemed to have been objected to by Transferee) shall thereafter be deemed a "Permitted Exception." On or prior to the Closing Date, Transferor shall (i) cause to be discharged of record all liens, encumbrances and other title exceptions which are not Permitted
Exceptions and which were created, or consented to, by Transferor or any Affiliate of Transferor (collectively, "Voluntary Encumbrances") and (ii) cause to be discharged of record all liens, encumbrances and other title exceptions which are not Permitted Exceptions and which are not Voluntary Encumbrances, but which can be satisfied solely by the payment of a liquidated sum in an aggregate amount not in excess of $20,000,000.00.

                  (d) Delivery of Documents. Each of the documents required to be delivered by Transferor at the Closing shall have been delivered as provided therein.

                  (e) Financing. Concurrent with the Closing, Transferee shall have closed and funded a financing satisfactory to Transferee (provided, that if, assuming the use of commercially reasonable efforts by Transferor, a financing which satisfies the requirements of the definition of Satisfactory Financing would have been available to be funded on the Closing Date, then this condition shall be deemed to have been satisfied).

                  (f) Material Adverse Condition. There shall not exist Material Adverse Conditions with respect to one or more properties in the Combined Portfolio having an aggregate Allocated Value of greater than $30,000,000. A "Material Adverse Condition" shall be deemed to exist with respect to a property if (i) there shall be Hazardous Substances present or alleged to be present on such property or liability exists or is alleged to exist under any Environmental Law with respect to such property; (ii) such property is subject to any orders, decrees, injunctions or any other proceedings or requirements imposed by any Governmental Authority or Third Party relating to Hazardous Substances or Environmental Law; (iii) a material structural defect shall exist with respect to such property; (iv) a matter which affects title to such property shall exist, whether or not such matter constitutes a Permitted Exception; (v) the property shall not be in compliance in any material respect with Applicable Laws; (vi) all or any material portion of such property shall be damaged by fire or other casualty occurring following the date of this Agreement and prior to Closing; or (vii) such property shall be a Property described in Section 5.4(ii), Section 6.3(d)(ii) or Section 6.3(e)(ii); and, in the case of clauses (i) through (vii), Transferee's proposed lender shall be unwilling to finance such property, shall require substantial reserves or recourse indemnities as a condition to financing such property, or shall otherwise impose other material requirements substantially adverse to Transferee as a condition to financing such property as result of any such matter.

                  (g) Lender Consent. The holder of the Existing Unsecured Debt shall have delivered any consents necessary to consummate the transactions contemplated by this Agreement and any related transactions.

                  (h) Assumption of Existing Mortgages. The holders of the Existing Mortgages shall have consented to the sale of the Property affected thereby and the assumption by Transferee of the Existing Mortgage, but failure of the condition in this Section 6.1(h) shall be governed by the provisions of
Section 6.3(d).

                  Section 6.2. CONDITIONS TO OBLIGATION OF TRANSFEROR. The obligation of Transferor to effect the Closing shall be subject to the fulfillment or written waiver at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Transferee set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

                  (b) Performance of Obligations. Transferee shall have in all material respects performed all obligations required to be performed by it under this Agreement, the Transition Agreements, the DR Amendment, the SR Amendment and the Stock Loan Agreement on and prior to the Closing Date. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the failure by Transferee to perform Transferee's obligations under
Section 5.9 shall not be deemed to be a breach or default by Transferee under this Agreement except if, assuming the use by Transferee of commercially reasonable efforts, a financing which satisfies the requirements of the definition of Satisfactory Financing would have been available to be funded on the Closing Date.

                  (c) Delivery of Documents. Each of the documents required to be delivered by Transferee at the Closing shall have been delivered as provided therein.

                  (d) Lender Consent. The holder of the Existing Unsecured Debt shall have delivered any consents necessary to consummate the transactions contemplated by this Agreement and any related transactions.

                  Section 6.3.         Failure of Condition.

                  (a)   (i)     Transferee may, by notice to Transferor,
adjourn the Closing Date from time to time, but in no event later than January 30, 2004.

                        (ii) If the Transferee shall have adjourned the Closing Date to January 30, 2004 under Section 6.3(a)(i), and on January 30, 2004, the condition to Closing set forth in Section 6.1(e) shall not be satisfied (without regard to the parenthetical contained in such section), Transferee may, by notice to Transferor, adjourn the Closing Date from time to time but in no event later than April 30, 2004; provided, that no such adjournment shall be effective unless Transferee shall deliver to Escrow Holder upon the first such adjournment pursuant to this Section 6.3(a)(ii) Five Million Dollars ($5,000,000) by wire transfer of immediately available federal funds to the account set forth on Exhibit X, which amount shall be added to, and deemed part of, the Deposit.

                  (b) Subject to Sections 6.3(c) and (d) below, if, on the Closing Date (as the same may have been adjourned pursuant to the terms of this Agreement), (x) any condition to Transferor's obligation to close hereunder shall not be satisfied, then Transferor shall be entitled to terminate this Agreement or (y) any condition to Transferee's obligation to close hereunder shall not be satisfied, then Transferee shall be entitled to terminate this Agreement, or (z) any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing or prohibiting the Closing shall have become final and non-appealable, then either Transferor or Transferee shall be entitled to terminate this Agreement, in each such case, by delivering notice thereof to the other party.

                  (c) If Transferee shall notify Transferor at any time on or before the Closing Date that the condition in Section 6.1(f) is not then satisfied (any such notice, a "MAC Notice") then notwithstanding the provisions of Section 6.3(b):

                        (i) Transferor shall have the right to give a written notice to Transferee (the "Remediation Notice") within 10 days following Transferor's receipt of any MAC Notice stating that Transferor intends to attempt to satisfy such condition, provided, that Transferor shall have no obligation to deliver the Remediation Notice or to remedy any such condition regardless of whether the Remediation Notice is given by Transferor; and

                        (ii) if the Remediation Notice shall be given to Transferee, then (A) if the condition in Section 6.1(f) shall be satisfied on the date that is thirty days after the date the Remediation Notice was given by Transferor (the "Remediation Date") then the Closing Date shall be adjourned at Transferee's option from time to time to a date not later than the later of (x) the date thirty days after the Remediation Date or (y) such other date to which the Closing Date may be adjourned pursuant to Section 6.3(a) above and (B) if the condition in Section 6.1(f) shall not be satisfied on the Remediation Date, then Transferee may terminate this Agreement by notice to Transferor.

                  (d) If the condition in Section 6.1(h) shall not be satisfied on the Closing Date, with respect to either or both of the Existing Mortgages (the Existing Mortgage or Mortgages as to which the condition is so unsatisfied is called the "Relevant Existing Mortgage") but all other conditions are satisfied, the parties shall nevertheless proceed to Closing subject to and in accordance with the other terms of this Agreement, and at Transferor's option, (i) Transferor shall pay to the holder of each Relevant Existing Mortgage all sums necessary to satisfy such Relevant Existing Mortgage and the affected Property or Properties shall be transferred free and clear of such Relevant Existing Mortgage, or (ii) such Property or Properties shall not be transferred pursuant to this Agreement and the Allocated Value of the affected Property or Properties shall be accounted for by reducing the amount of the Existing Unsecured Debt assumed by Transferee or such other method as Transferee and Transferor may reasonably agree.

                  (e) If the condition in Section 6.1(c) shall not be satisfied on the Closing Date in respect of one or more Properties solely by reason of the existence of liens, encumbrances and other title exceptions which are not Permitted Exceptions, are not Voluntary Encumbrances and cannot be satisfied solely by the payment of a liquidated sum, but all other conditions are satisfied, the parties shall nevertheless proceed to Closing subject to and in accordance with the other terms of this Agreement, and, at Transferee's option, (i) Transferee may effect a substitution pursuant to Section 12.1 in order to replace such Property or Properties, or (ii) such Property or Properties shall not be transferred pursuant to this Agreement and the Allocated Value of the affected Property or Properties shall be accounted for by reducing the amount of the Existing Unsecured Debt assumed by Transferee or such other method as Transferee and Transferor may reasonably agree.

                  (f) If this Agreement shall terminate pursuant to Section 6.3(b), then neither party shall have any further obligation or liability to the other, except for any such obligation or liability which expressly survives the termination of this Agreement; provided, that if any such termination is due to a party's default in performing its material obligations hereunder, then the remedies under Section 8.2 shall control.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1. TRANSFEREE ACCESS. From and after the date hereof, Transferee and its authorized representatives will be given full access to the Properties and to all books, contracts, commitments, records or other documentation concerning the Properties as Transferee may reasonably request, such access to be provided during ordinary business hours; provided, that any entry upon the Property by Transferee and/or its representatives shall be subject to the following: (i) any such entry shall be subject to the provisions of the Leases and the rights of the Tenants, (ii) Transferee and its representatives shall not interfere in any manner with the quiet enjoyment and possession of the Tenants in the conduct of any such inspection, (iii) Transferee and its representatives shall minimize interference with the operations of the Property and (iv) Transferee and its representatives shall promptly upon completion of any inspection, repair any damage caused by Transferee or its representatives. Transferor agrees to cooperate in all reasonable respects with Transferee to effectuate the Closing subject to any applicable legal restraints.

                  Section 7.2   CASUALTY AND CONDEMNATION.

                  (a)   Casualty. Subject to the condition contained in
Section 6.1(f) above, if all or any part of any Property is damaged by fire or other casualty occurring following the date hereof and prior to the Closing, the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any liability or obligation on the part of Transferor by reason of such casualty; provided, that Transferor shall, on the Closing Date,
(i) assign and remit to Transferee, and Transferee shall be entitled to receive and keep, the net proceeds of any award or other proceeds under any relevant insurance policy which may have been collected by Transferor as a result of such casualty less the reasonable expenses incurred by Transferor in obtaining such award or proceeds, or (ii) if no award or other proceeds shall have been collected, deliver to Transferee an assignment of Transferor's right to any such award or other proceeds which may be payable to Transferor as a result of such casualty. Transferor will reasonably cooperate with Transferee, at Transferee's cost, in its prosecution of any Claims thereto. The provisions of this Section 7.2(a) supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

                  (b) If, prior to the Closing Date, any part of any Property is taken, or if Transferor shall receive an official notice from any Governmental Authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, all or any part of any Property (a "Taking"), then the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any liability or obligation on the part of Transferor by reason of such Taking; provided, that Transferor shall, on the Closing Date, (i) assign and remit to Transferee, and Transferee shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Transferor as a result of such Taking less the reasonable expenses incurred by Transferor in obtaining such award or proceeds, or (ii) if no award or other proceeds shall have been collected, deliver to Transferee an assignment of Transferor's right to any such award or other proceeds which may be payable to Transferor as a result of such Taking.


                  Section 7.3. TAX CERTIORARI PROCEEDINGS. From and after the date of this Agreement, Transferor shall not settle or compromise any certiorari proceeding relating to any tax year (an "Assignable Proceeding") without Transferee's consent, which shall not be unreasonably withheld or delayed. At the Closing, Transferor shall execute and deliver such documents as may be required to assign all of Transferor's right, title and interest in any Assignable Proceeding to Transferee. After the Closing, Transferee shall have all rights (subject to any rights of Tenants under their Leases) to apply for, prosecute and settle tax certiorari proceedings with respect to any tax year (whether such tax year began before or after the Closing), and to retain all refunds and credits relating thereto. If any refund shall be received by Transferor on or after the Closing Date, Transferor shall pay the same to Transferee within fifteen (15) Business Days after receipt thereof. Transferor shall execute any and all consents or other documents as may be reasonably necessary to be executed by Transferor so as to permit Transferee to commence or continue any tax certiorari proceeding which Transferee is authorized to commence or continue pursuant to the terms of this Section 7.3, or to collect any refund or credit with respect to any such tax proceeding. The provisions of this Section 7.3 shall survive the Closing.

                  Section 7.4. TAX COOPERATION. Transferee and Transferor shall each cooperate reasonably with respect to tax matters. Without limiting the generality of the foregoing, each party shall, at its own cost and expense, provide the other with such information as the other may reasonably request in connection with any tax returns required to be filed or any tax elections available with respect to the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                              TERMINATION; DEFAULT

                Section 8.1. TERMINATION. This Agreement may be terminated and the Closing may be abandoned at any time prior to the Closing Date by mutual written consent of Transferor and Transferee.

                Section 8.2. TERMINATION BY REASON OF DEFAULT. (a) If Transferor shall be ready, willing and able to close and Transferee shall default in the performance of any of its material obligations to be performed on the Closing Date, Transferor's sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Transferor shall be entitled to receive the Deposit as liquidated damages for Transferee's default hereunder, it being agreed that the damages by reason of Transferee's default are difficult, if not impossible, to ascertain, and thereafter Transferee and Transferor shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, if Transferor shall be entitled to receive the Deposit under the preceding sentence, then in lieu thereof, Transferee may assign to Transferor as the liquidated damages contemplated herein, (i) if, at the time Transferor shall be entitled to receive the Deposit, Transferee shall not have adjourned the closing pursuant to Section 6.3(a)(ii) above, either (w) 217,391 shares of common stock in RARC or (x) 217,391 units of partnership interest in ROP or (ii) if, at the time Transferor shall be entitled to receive the Deposit, Transferee shall have adjourned the closing pursuant to Section 6.3(a)(ii) above, either (y) 434,782 shares of common stock in RARC or (x) 434,782 units of partnership interest in ROP, which assignment shall be made by Transferee within ten days following the delivery of Transferor's demand to Escrow Holder under Section 2.4(b)(ii) (provided Transferee shall not have objected to such demand pursuant to Section 2.4(c)). If Transferee shall assign to Transferor such shares of stock or units of partnership interest, the Deposit shall be returned to Transferee by Escrow Agent.

                  (b) Notwithstanding the foregoing, the amount received by Transferor as liquidated damages pursuant to Section 8.2(a) (the "Termination Fee") shall be subject to adjustment as specified in this Section 8.2(b). The Termination Fee shall be an amount equal to the lesser of (i) an amount equal to the Deposit (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Transferor without causing RARC to fail to meet the requirements of Sections 856(c)(2) or (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to RARC, and (B) in the event RARC receives a letter from outside counsel (the "Termination Fee Tax Opinion") to the effect that Transferor's receipt of the Base Amount either would constitute Qualifying Income or would be excluded from gross income of RARC within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements"), the Base Amount less the amount paid under clause (A) above. In the event that Transferor is not able to receive the full Base Amount, Transferee shall place the unpaid amount in escrow and shall not release any portion thereof to Transferor unless and until Transferee receives either one of the following: (i) a letter from RARC's independent accountants indicating the maximum amount that can be paid at that time to Transferor without causing RARC to fail to meet the REIT Requirements or (ii) a Termination Fee Tax Opinion, in either of which events Transferee shall pay to Transferor the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Transferee's obligation to pay any unpaid portion of the Base Amount shall terminate three years from the date of the termination of this Agreement.

                  (c) If Transferee shall be ready, willing and able to close and (x) Transferor shall default in any of its material obligations to be performed on the Closing Date or (y) Transferor shall materially default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default shall continue for ten (10) days after notice to Transferor, Transferee as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Transferee, to the extent legally permissible, following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 8.2(c) (i) to seek to obtain specific performance of Transferor's obligations hereunder, and if Transferee prevails thereunder, Transferor shall reimburse Transferee for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to terminate this Agreement and receive payment from Transferor of all reasonable expenses incurred by Transferee in connection with the transactions contemplated herein (including, without limitation, title search and survey expenses any and all costs and expenses relating to any financing (including, without limitation, borrower's and lender's legal fees and disbursements, commitment fees, the lender's due diligence costs and costs of terminating hedging or other interest protection agreements)). Notwithstanding the preceding portions of this Section 8.2(c), if Transferor shall willfully default in its obligation to close the transactions hereunder, then Transferee shall be entitled to pursue all rights and remedies available to Transferee at law or in equity. If this Agreement is terminated under clause (ii) above, then neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof.

                  (d) The provisions of this Section 8.2 shall survive the termination hereof.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.1. TRANSFEROR'S INDEMNITY. From and after the Closing Date, Transferor shall indemnify and hold harmless Transferee from and against any and all liability, loss, cost, judgment, claim, lien, damage or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by Transferee by reason of or resulting from Claims asserted against Transferee relating to the Retained Liabilities (as such term is hereinafter defined). Transferor shall be responsible for, and shall assume, the defense of such matter, including employment by it of counsel reasonable satisfactory to Transferee. In the case of any Claim which is covered by an insurance policy and as to which the applicable insurer has assumed the defense of such Claim, the counsel selected by such insurer shall, absent a conflict of interest, be deemed to be reasonably satisfactory. Transferor shall not settle or compromise any such matter without the prior written consent of Transferee, which consent shall not be unreasonably withheld or delayed; provided, that no consent shall be required if in connection with such settlement or compromise, Transferor shall obtain a full and unconditional release of Transferee from all liabilities relating to the Claim so settled. If Transferor fails to act in a commercially reasonable manner to pursue the settlement or defense of such matter, Transferee may, if such failure is not remedied within thirty (30) days from the date written notice of such failure is given by Transferee to Transferor, but shall have no obligation to, defend against any such Claim in such manner as it may deem appropriate but at the sole cost and expense of Transferor. All costs, fees or expenses incurred by Transferee in defending any Claim indemnified pursuant to this Section shall, from time to time, upon request by the Transferee be advanced by Transferor to Transferee prior to the final disposition of such Claim upon receipt by Transferor of any undertaking by or on behalf of Transferee to repay such amount, if it shall be determined in a judgment or final adjudication which is not subject to further appeal that Transferee is not entitled to be indemnified with respect to such Claim as authorized in this Section 9.1.

                  Section 9.2. TRANSFEREE'S INDEMNITY. From and after the Closing Date, Transferee shall indemnify and hold harmless Transferor from and against Losses incurred by Transferor by reason of or resulting from Claims asserted against Transferor relating to the Assumed Liabilities (as such term is hereinafter defined). Transferee shall be responsible for, and shall assume, the defense of such matter, including employment by it of counsel reasonable satisfactory to Transferor. In the case of any Claim which is covered by an insurance policy and as to which the applicable insurer has assumed the defense of such Claim, the counsel selected by such insurer shall, absent a conflict of interest, be deemed to be reasonably satisfactory. Transferee shall not settle or compromise any such matter without the prior written consent of Transferor, which consent shall not be unreasonably withheld or delayed; provided, that no consent shall be required if in connection with such settlement or compromise, Transferee shall obtain a full and unconditional release of Transferor from all liabilities relating to the Claim so settled. If Transferee fails to act in a commercially reasonable manner to pursue the settlement or defense of such matter, Transferor may, if such failure is not remedied within thirty (30) days from the date written notice of such failure is given by Transferor to Transferee, but shall have no obligation to, defend against any such Claim in such manner as it may deem appropriate but at the sole cost and expense of Transferee.

                  Section 9.3. DEFINITIONS. As used in this Article IX, the term (a) "Assumed Liabilities" means all liabilities and obligations related to the Properties (including, without limitation, the Existing Unsecured Debt assumed by Transferee hereunder and the Existing Mortgages to the extent the affected Properties are transferred to Transferee hereunder) other than the Retained Liabilities and (b) "Retained Liabilities" means all liabilities and obligations (w) as to which Transferee is being indemnified by Transferor pursuant to any other agreement executed on or after the date of this Agreement
(x) directly or indirectly relating to any Claims, actions, suits or proceedings by, on behalf of, or with respect to, shareholders of RARC arising out of, in connection with, or related to, the execution and delivery of this Agreement and the consummation of the transactions contemplated within, (y) related to the Properties in connection with any claims covered by insurance policies of the Transferor in effect on or before the Closing Date or (z) relating to indebtedness for money borrowed by the Transferor other than the Existing Mortgages or the Existing Unsecured Debt.

                  Section 9.4. SURVIVAL. The provisions of this Article IX shall survive the Closing.


                                    ARTICLE X

                                     NOTICES

                  Section 10.1. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (i) by registered or certified mail, return receipt requested, (ii) by personal delivery, (iii) by facsimile transmission if a confirmation of transmission is produced by the sending machine (with a hard copy sent simultaneously by one of the methods described in clause (i), (ii), (iv) of this
Section 10.1) or (iv) by nationally recognized overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

                  (a)   If to Transferor, to:

         Reckson Operating Partnership, L.P. and
         Reckson FS Limited Partnership
         c/o Reckson Associates Realty Corp.
         225 Broadhollow Road
         Melville, New York 11747
         Attention:  Jason M. Barnett, Esq.

                  with a copy to:
         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York  10019-6618
         Attention: Stephen G. Gellman, Esq.


                  (b)   If to Transferee, to:

         Rechler Equity Partners I LLC
         225 Broadhollow Road
         Melville, New York 11747
         Attention:  Gregg Rechler


                  with a copy to:
         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004
         Attention:  Joshua Mermelstein, Esq.
         Fax No.:  (212) 859-8582

A notice shall be deemed given upon receipt (or refusal to accept delivery or inability to deliver by reason of changed address of which notice was not given in accordance with this Section 10.1) as evidenced by the return receipt, or the receipt of the personal delivery or overnight courier service, or telecopier transmission electronic confirmation, as applicable. Either party may change its address for notices by giving the other party not less than 10 days prior notice thereof. The parties agree that its respective counsel may send notices on their behalf.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.1. SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

                  Section 11.2. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of Transferor and Transferee.

                  Section 11.3. WAIVER. Any term, condition or provision of this Agreement may only be waived in writing by the party which is entitled to the benefits thereof.

                  Section 11.4. HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  Section 11.5. FURTHER ASSURANCES. Transferor shall, at any time and from time to time after the Closing Date, upon request of Transferee (or its permitted successors and assigns) and Transferee shall, at any time and from time to time after the Closing Date, upon request of Transferor (or its permitted successors and assigns) execute, acknowledge and deliver all such further documents, instruments, filings or agreements and provide such other assurances as may be reasonably requested and are necessary to further effectuate and confirm the conveyances and other matters contemplated hereby. This Section 11.5 shall survive the Closing.

                  Section 11.6. BINDING EFFECT; ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and permitted assigns. Transferee may, on or prior to the Closing Date, assign this Agreement to its designee or nominee that is an Affiliate of Transferee provided such designee or nominee assumes all of the obligations of Transferee hereunder in writing. Upon such assignment and assumption, the assignor shall be released from liability hereunder.

                  Section 11.7. PRIOR UNDERSTANDINGS; INTEGRATED AGREEMENT. This Agreement supersedes any and all prior discussions and agreements (written or oral) between Transferor and Transferee with respect to the transfer of the Property and other matters contained herein, and this Agreement contains the sole, final and complete expression and understanding between Transferor and Transferee with respect to the transactions contemplated herein.

                  Section 11.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

                  Section 11.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF TRANSFEROR AND TRANSFEREE HEREUNDER DETERMINED, IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THIS PROVISION SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

                  Section 11.10. NO THIRD-PARTY BENEFICIARIES. No person, firm or other entity other than the parties hereto, shall have any rights or claims under this Agreement. This provision shall survive the Closing or termination of this Agreement.

                  Section 11.11. WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT. THIS PROVISION SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

                  Section 11.12. BROKER. Transferee and Transferor each represent to the other that it has not dealt with any broker, finder or other party entitled to a commission or other compensation or which was instrumental or had any role in bringing about the transfer of the Properties. Each of Transferor and Transferee hereby agrees to indemnify and hold the other free and harmless from any and all claims, liabilities, losses, damages, costs or expenses as a result of a breach of the foregoing representation, including, without limitation, reasonable attorneys' fees and disbursements. This Section
11.12 shall survive the Closing or termination of this Agreement.

                  Section 11.13. CERTAIN TAX MATTERS. The parties hereby acknowledge that, for federal income tax purposes, the tax year of the Transferor with respect to the Transferee shall close as of the Closing Date pursuant to Section 706(c) of the Code. The Transferor and Transferee hereby agrees to utilize the "interim closing of the books" method described in Treasury Regulation Section 1.706-1(c)(2)(ii) for purposes of calculating the Transferee's distributive share of ROP's items of income, gain, loss, deduction or credit for the Transferee's partnership taxable year ending on the Closing Date.

                  Section 11.14. SUBSTITUTION OF DEPOSIT. At any time that Transferee shall be obligated to post a deposit under this Agreement (including the Deposit), Transferee (or any direct or indirect members of Transferee), may, in lieu of a cash deposit, pledge to Transferor an amount of shares of common stock in RARC and/or units of partnership interest in ROP, in either case equivalent in value to the amount of cash that would otherwise be required to be deposited, assuming for purposes hereof that each such share of such stock and/or unit of partnership interest has a value the same as the per share and per unit value used in determining the number of shares or units for purposes of
Section 8.2(b) of this Agreement. Transferee (or the direct or indirect members of Transferee) shall also have the right from time to time to substitute cash, shares of common stock in RARC or units of partnership interest in ROP for any such items previously deposited. In connection with any such pledge, Transferee (or such direct or indirect members of Transferee) shall also execute any documents or instruments reasonably necessary to effect such pledge and evidence same on the books of the relevant company.


                                   ARTICLE XII

                            SUBSTITUTION OF PROPERTY

                  Section 12.1. SUBSTITUTION OF PROPERTY. At any time, and from time to time prior to the Closing, Transferee, in Transferee's sole discretion, may notify Transferor that one or more of the Properties shall be exchanged for one or more properties having substantially the same Allocated Value which are the subject of the Purchase and Sale Agreement ("P&S Agreement Properties"), provided that the aggregate Common Basis of all Properties exchanged hereunder shall not be more than $5,000,000.00 less than the aggregate Common Basis of the P&S Agreement Properties for which they are exchanged. For purposes of the foregoing, the "Common Basis" of a property shall mean its adjusted basis for federal income tax purposes in the hands of Transferor increased by any unamortized built-in gain under Code section 704(c) with respect to such property (not including any such built-in gain allocable to Transferee or any of its direct or indirect partners or members). In the event of any such substitution, the substituted property or properties shall be deemed part of the Properties for all purposes under this Agreement. Notwithstanding the foregoing, in no event shall the P&S Agreement Property located at 300/350 Kennedy Drive, Hauppauge, New York, be substituted under the provisions of this
Article 12.

                  Section 12.2 ADJUSTMENT. In the event one or more of the Properties is exchanged as provided in Section 12.1, then any difference in valuation (if any) of the Allocated Value of the Property or Properties being exchanged shall be accounted for either by adjusting the amount of the Existing Unsecured Debt assumed by Transferee or such other method as Transferee and Transferor may reasonably agree.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


TRANSFEROR:
                         RECKSON OPERATING PARTNERSHIP,
                         L.P., a Delaware limited partnership

                         By: RECKSON ASSOCIATES REALTY
                         CORP., a Maryland corporation, its general partner

                              By: /s/ JASON M. BARNETT
                                 -----------------------------
                                 Name: Jason M. Barnett
                                 Title: Executive Vice President



                         RECKSON FS LIMITED PARTNERSHIP, a
                         Delaware limited partnership
                         By:  RECKSON FINANCING LLC, its general partner
                         By:  RECKSON OPERATING PARTNERSHIP, L.P.,
                              its managing member
                         By:  RECKSON ASSOCIATES REALTY CORP.,
                              a Maryland corporation, its general partner

                               By: /s/ JASON M. BARNETT
                                 -----------------------------
                                 Name: Jason M. Barnett
                                 Title: Executive Vice President


TRANSFEREE:
                        RECHLER EQUITY PARTNERS I LLC, a
                        Delaware limited liability company

                        By:  RECHLER EQUITY PARTNERS I
                             GENERAL PARTNERS LLC, a Delaware
                             limited liability company, its managing
                             member

                             By: /s/ GREGG RECHLER
                                -----------------------------
                                Name: Gregg Rechler
                                Title: Managing Member